SCHEDULE 14A INFORMATION
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                           TANGRAM ENTERPRISES, INC.
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                (Name of Registrant as Specified in its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

FOR IMMEDIATE RELEASE:                  CONTACT:
April 12, 2001 and Thereafter           John N. Nelli, Chief Financial Officer
                                        1-800-4TANGRAM
                                        jnelli@tangram.com
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                  Tangram Announces Annual Shareholder Meeting
              Shareholders of Record to Vote on Reverse Stock Split

Cary, N.C. -- April 12, 2001 -- Tangram Enterprise Solutions, Inc. (NASDAQ:
TESI), a leading provider of enterprise asset management solutions, today announced that the Annual Meeting of Shareholders will be held on June 6, 2001. The meeting, scheduled for 10:00 a.m. EST, will be held at Tangram, 11000 Regency Parkway, Suite 401, Cary, NC. The company intends to begin mailing to shareholders its 2000 Annual Report, Proxy Statement, voting materials and other meeting information on or about April 27, 2001. Shareholders of record as of April 20, 2001 will be asked to elect eight directors to Tangram's Board and approve a Plan of Recapitalization and an Amendment to the company's Articles of Incorporation, which will effect a one-for-four reverse split of Tangram's common stock ("Reverse Split"). The Reverse Split will take effect at the earliest possible filing date following shareholders' approval, subject to the Board's authority to abandon the Plan of Recapitalization at any time prior to the effective date of the Reverse Split.

Following the effective date of the Reverse Split, stock certificates issued prior to the effective date representing shares of Tangram common stock, $0.01 par value, will be required to be exchanged for new stock certificates representing one post-split share of Tangram common stock, $0.01 par value, for every four former shares. Additionally, shareholders will receive a cash payment in lieu of any fractional new share to which the shareholders would otherwise be entitled if fractional new shares were to be issued. The amount of the cash payment for any fractional new share will be determined based upon the average of the closing bid and prices per share of Tangram common stock for the ten trading days preceding the effective date of the Reverse Split.

Mellon Investor Services, LLC, Tangram's registrar and stock transfer agent, has been designated as the Exchange Agent for the Reverse Split. Instructions regarding the exchange of stock certificates will be mailed to shareholders of record promptly following the effective date of the Reverse Split.

Current and prospective shareholders who are unable to attend the Annual Meeting may listen to the proceedings via the Internet by visiting http://www.vcall.com. Vcall will have a replay of the meeting available on its web site immediately after the meeting.

                                    - MORE -

TANGRAM ANNOUNCES ANNUAL SHAREHOLDER MEETING    PAGE 2 OF 2

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (statements that are not historical facts and relate to future performance) that involve risks and uncertainties. Tangram's Board of Directors has proposed the Reverse Split in an effort to regain compliance with the $1.00 minimum bid requirement for continued listing on The Nasdaq SmallCap Market, as well as to improve the marketability and liquidity of the stock. Tangram believes that the proposed Reverse Split may improve the likelihood that the company will be able to maintain its listing on The Nasdaq SmallCap Market. There can be no assurance, however, that the Reverse Split will succeed in raising the bid price of the common stock or that The Nasdaq SmallCap Market would not delist Tangram's common stock for other reasons in the future. Furthermore, the company believes that there can be no assurance that the market price of the common stock after the Reverse Split will be equal to the market price before the Reverse Split multiplied by the split number, or that the market price following the Reverse Split will either exceed or remain in excess of the current market price. In addition, actual results may differ materially from any forward-looking statements based on any other risks identified in Tangram's SEC filings, including the Form 10-K for the year ended December 31, 2000. Tangram assumes no obligation to update the information contained in this press release.

For Additional Information
Tangram strongly advises shareholders to read the proxy statement, which will be filed with the Securities and Exchange Commission (the "SEC"). The proxy statement contains important information that shareholders should consider before making any decision about the proposals to be voted on at the Annual Shareholder Meeting. When completed, Tangram's proxy statement will be mailed to all shareholders of record and will be available, together with the annual report, quarterly reports, current reports and other filed documents, at no charge from the SEC's web site (HTTP://WWW.SEC.GOV) or directly from Tangram by contacting John N. Nelli, chief financial officer, at 1-800-4TANGRAM.

The company and current directors, all of whom are nominees for director, may be deemed to be participants in the solicitation of proxies under the rules of the SEC. A description of any interests that these persons have in the proposals to be voted on at the Annual Shareholder Meeting will be available in the proxy statement.

About Tangram (www.tangram.com)
Headquartered in Cary, N.C., Tangram Enterprise Solutions, Inc. is a leading provider of IT asset management solutions for large and midsize organizations across all industries, in both domestic and international markets. Tangram's core business strategy and operating philosophy center on delivering world-class customer care, creating a more personal and productive IT asset management experience through a phased solution implementation, providing tailored solutions that support evolving customer needs and maintaining a leading-edge technical position. To date, Tangram's solutions have been installed on more than 2 million workstations and servers at more than 200 customer sites throughout the world. Tangram is a partner company of Safeguard Scientifics, (www.safeguard.com) (NYSE: SFE), a leader in identifying, developing and operating premier technology companies in the Internet infrastructure market with a focus on three sectors: software, communications and eServices.

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